                 AMERICAN VANGUARD CORPORATION AND SUBSIDIARIES

                                   EXHIBIT 21
                             LISTING OF SUBSIDIARIES


Subsidiaries of the Company and the jurisdiction in which each company was incorporated are listed below. Unless otherwise indicated parenthetically, 100% of the voting securities of each subsidiary are owned by the Company. All companies indicated with an asterisk (*) are subsidiaries of AMVAC. All of the following subsidiaries are included in the Company's consolidated financial statements:


                  AMVAC Chemical Corporation                California

                  GemChem, Inc.                             California

                  2110 Davie Corporation                    California
                  (formerly ABSCO Distributing)

                  AMVAC Chemical UK Ltd.*                   Surrey, England

                  Agrosevicions Amvac, SA de CV             Mexico

                  Quimica Amvac de Mexico SA de CV          Mexico

                  Environmental Mediation, Inc. (51%)       California

                  Calhart Corporation                       California

                  Manufacturers Mirror & Glass
                   Co., Inc.                                California

                  Todagco (80%)*                            California

                  American Vanguard Corporation
                   of Imperial Valley (90%)*                California

                  AMVAC Ag-Chem*                            California

                  AMVAC Chemical Corporation-Nevada*        Nevada
